Exhibit 21

EXCHANGE BANCSHARES, INC.

Subsidiaries of the Registrant

Subsidiary	State of Incorporation	Percentage of securities owned

The Exchange Bank (1)	Ohio	100%

(1)  The subsidiary’s principal office is located in Luckey, Ohio.